Exhibit 10.1
ENGENE HOLDINGS INC.
2025 Employee Stock Purchase Plan

Section 1. Purpose of the Plan

This enGene Holdings Inc. 2025 Employee Stock Purchase Plan (as in effect and as amended from time to time, the “Plan”) is intended to promote the interests of the Company by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through participation in an employee stock purchase plan designed to qualify under Code Section 423 for one or more specified offerings made under the Plan, or where determined appropriate by the Plan Administrator under Section 3(b), outside the requirements of Code Section 423. The Plan is effective as the Effective Date, subject to shareholder approval.

Section 2. Definitions

The following terms shall have the meanings set forth below for purposes of the Plan:

(a) “Base Salary” means, unless otherwise specified by the Plan Administrator prior to the start of an offering period, the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in the Plan, plus any pre-tax contributions made by the Participant to any cash-or-deferred arrangement that meets the requirements of Section 401(k) of the Code or any cafeteria benefit program that meets the requirements of Section 125 of the Code, now or hereafter established by the Company or any Subsidiary. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions, payments relating to stock options or other equity-based awards and other incentive-type payments and (ii) any and all contributions (other than contributions subject to Sections 401(k) and 125 of the Code) made on the Participant’s behalf by the Company or any Subsidiary under any employee benefit or welfare plan now or hereafter established.

(b) “Board” means the Company’s Board of Directors.

(c) “Change of Control” has the meaning given to such term (or analogous term) in the Equity Plan.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation Committee of the Board.

(f) “Company” means enGene Holdings Inc. and any successor to all or substantially all of the assets or voting shares thereof.

(g) “Effective Date” means June 10, 2025, which is the date of the 2025 Annual Meeting of shareholders of the Company where the Plan will be submitted to the Company’s shareholders for approval.

(h) “Eligible Employee” has the meaning set forth in Section 6(a).

(i) “Equity Plan” means the Amended and Restated enGene Holdings Inc. 2023 Incentive Equity Plan (as in effect from time to time) or any successor equity compensation plan thereto.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” per Share on any relevant date shall be the closing sales price per Share during regular trading hours on the relevant date on the stock exchange determined by the Plan Administrator to be the primary market for the Shares, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing sales price for the Shares on the relevant date, then the Fair Market Value shall be the closing sales price during regular trading hours on the last preceding date upon which a sale was reported.

(l) “Insider Trading Policy” refers to the insider trading policy of the Company pursuant to which directors, officers, employees and other personnel of the Company are prohibited from trading in securities of the Company during regularly scheduled and additional black-out periods.

(m) “Offering Date” means the first date of a Purchase Period or other offering period under the Plan.

(n) “Participant” means any Eligible Employee of a Participating Company who is actively participating in the Plan.

(o) “Participating Company” means the Company and each Subsidiary that is authorized, in accordance with Section 6(b) of the Plan, to extend the benefits of the Plan to its Eligible Employees.

(p) “Plan” has the meaning set forth in Section 1.

(q) “Plan Administrator” means a committee comprised of directors of the Company, designated by the Board to administer the Plan. Unless otherwise designated by the Board, the Plan Administrator shall be the Committee as constituted by the Board from time to time. Either the Board or Committee may act as the Plan Administrator at any time, in which case each reference to Plan Administrator shall be deemed to refer to the Board or Committee, as applicable; provided that, to the extent Committee or Board action is required by any listing standard of any national securities exchange on which Shares are traded, the Committee or Board (as applicable) shall act as the Plan Administrator for such action.

(r) “Purchase Date” means the last business day of each Purchase Period or other offering period under the Plan.

(s) “Purchase Period” means the offering period determined according to Section 5, at the end of which there shall be purchased Shares on behalf of each Participant.

(t) “Shares” means the common shares in the capital of the Company.

(u) “Subsidiary” means any entity, whether or not such entity now exists or is hereafter organized or acquired by the Company or a Subsidiary, in which the Company has a greater than fifty percent (50%) ownership interest; provided that: (i) whether an entity is a Subsidiary shall be determined in accordance with Code Section 424; and (ii) a Subsidiary that is a Participating Company for an offering under the Plan that is not designed to comply with the requirements of Code Section 423 may not simultaneously be a Participating Company for an offering that is designed to comply with the requirements of Code Section 423.

Section 3. Administration of the Plan

(a) The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate in order to implement the Plan or to comply with the requirements of Section 423 of the Code. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

(b) The Plan Administrator may authorize one or more offerings under the Plan that are not designed to comply with the requirements of Code Section 423 but shall comply with the requirements of the foreign jurisdictions in which those offerings are conducted. Such offerings shall be separate from any offerings designed to comply with the Code Section 423 requirements but may be conducted concurrently with those offerings. In no event, however, shall the terms and conditions of any offering contravene the express limitations and restrictions of the Plan except to the extent required by applicable law, and to the extent required by Code Section 423, the Participants in each separate offering shall have equal rights and privileges under that offering in accordance with the requirements of Code Section 423(b)(5) and the applicable Treasury Regulations thereunder.

 Section 4. Shares Subject to Plan; Adjustments; Share Limitations

(a) The shares purchasable under the Plan shall be Shares, which shall be made available from authorized but unissued Shares. The number of Shares reserved for issuance under the Plan shall be limited to 2,000,000 Shares. Shares that for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan shall again, except to the extent prohibited by law or listing standards of an applicable listing exchange, be available for subsequent offering periods under the Plan.

(b) If there is any change in the number or kind of Shares outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares; (ii) a merger, amalgamation, arrangement, reorganization or consolidation; (iii) a reclassification or change in par value; or (iv) any other extraordinary or unusual event affecting the outstanding Shares as a class without the Company’s receipt of consideration, or if the value of outstanding

Shares is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, then the maximum number and kind of Shares available for issuance under the Plan, the maximum number and kind of Shares purchasable per Participant during any offering period and on any one Purchase Date during that offering period, the number and kind of Shares in effect under each outstanding purchase right, the number and kind of Shares issued and to be issued under the Plan, and the price per Share in effect under each outstanding purchase right shall be equitably adjusted by the Plan Administrator to reflect any increase or decrease in the number of, or change in the kind or value of, the issued Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding purchase rights. In addition, in the event of a Change of Control, the provisions of Section 8(i) shall apply. Any adjustments to outstanding purchase rights shall be consistent with Code Section 424, to the extent applicable. The adjustments of purchase rights under this Section shall include adjustment of other terms and conditions as the Plan Administrator deems appropriate. The Plan Administrator shall have the sole discretion and authority to determine what appropriate adjustments shall be made and any adjustments determined by the Plan Administrator shall be final, binding and conclusive.

(c) The Plan Administrator shall determine, for any offering period, the maximum number of Shares that any one Participant may acquire; provided that if such a determination is not made prior to the Offering Date for an offering period, such maximum number of Shares shall be 2,000 Shares, subject to adjustment set forth in Section 4(b) (the “Individual Limit”); provided, however, that the Plan Administrator may amend such Individual Limit, effective no later than an Offering Date for an offering period, without shareholder approval. The Individual Limit shall be proportionately adjusted for any offering period of less than six months, and may, at the discretion of the Plan Administrator, be proportionately increased for any offering period of greater than six months.

(d) The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(i) the admission of such Shares to listing on all stock exchanges, if any, on which the Shares are then listed;

(ii) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the Plan Administrator shall, in its absolute discretion, deem necessary or advisable;

(iii) the obtaining of any approval or other clearance from any state or federal governmental agency that the Plan Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(iv) the payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and

(v) the lapse of such reasonable period of time following the exercise of the rights as the Plan Administrator may from time to time establish for reasons of administrative convenience.

Section 5. Purchase Periods

(a) Shares shall be offered for purchase under the Plan through offering periods until such time as (i) the maximum number of Shares available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated; provided that, unless the Plan Administrator determines otherwise, the offering shall be a series of successive Purchase Periods with a duration determined according to Section 5(b).

(b) Unless otherwise determined by the Plan Administrator, an offering period under the Plan will be a single “Purchase Period”. Purchase Periods during which payroll deductions will be accumulated under the Plan shall consist of the six (6) month periods commencing on February 1 and August 1, and ending on July 31 and January 31 of each calendar year, provided that the Plan Administrator may establish different Purchase Periods, from time to time, in advance of their commencement provided that in no event shall a Purchase Period exceed twenty-seven (27) months.

Section 6. Eligibility

(a) For the purposes of the Plan, an “Eligible Employee” includes each employee (as defined for purposes of Section 423 of the Code) of a Participating Company who satisfies the following criteria:
(i) such employee does not, immediately prior to the exercise of any rights under the Plan, own (directly or through attribution) shares possessing five percent (5%) or more of the total combined voting power or value of Shares or of all classes of shares of the Company or any Subsidiary (as determined under section 423(b)(3) of the Code);

(ii) does not exceed the accrual limit set forth in Section 7(a);

(iii) has completed thirty (30) days of service with a Participating Company prior to an Offering Date of the applicable offering period; provided that, for any specific offering period, the Plan Administrator may waive this service requirement or increase this service requirement to a service requirement not to exceed two (2) years;

(iv) is engaged on a regularly-scheduled basis of more than twenty (20) hours per week; provided that, for any specific offering period, the Plan Administrator may waive or decrease the hours required for this hour-based service requirement; and

(v) whose customary employment is for more than five (5) months per calendar year; provided that, for any specific offering period, the Plan Administrator may waive this service-based requirement or lessen the number of months required.

In addition to the foregoing requirements for eligibility, for any offering period, the Plan Administrator may exclude any employee of a Participating Company who is (x) a “highly compensated employee” as defined within the meaning of section 414(q) of the Code or (y) is a member of a union or collective bargaining organization that has not elected for its members to be eligible to participate in the Plan.

Notwithstanding the foregoing, (A) any exclusion of eligibility shall be applied in an identical manner for a offering period to all employees of Participating Companies and shall be applied in compliance and accordance with Treasury Regulation section 1.423-2(e) and (B) the requirements above shall not apply to employees for whom the application of such requirements would violate applicable law.

(b) As of the Effective Date, the Company, enGene Inc. and enGene USA, Inc. shall each be a Participating Company. Prior to the first Purchase Period, the Plan Administrator will designate which other Subsidiaries (if any) may be designated as a Participating Company, and each such Subsidiary will remain a Participating Company until the Plan Administrator revokes such decision. Each U.S. corporation that is a Subsidiary and that is designated as a Participating Company after the Effective Date shall become a Participating Company effective as of the Offering Date of the first offering period coincident with or next following the date on which it is designated as such by the Plan Administrator, unless the Plan Administrator determines otherwise prior to the Offering Date of that offering period. Any other corporation that is a Subsidiary as of the Effective Date or becomes a Subsidiary after the Effective Date, and any Subsidiary whose participation in the Plan is delayed by the Plan Administrator under the preceding sentence, shall become a Participating Company when authorized by the Plan Administrator.

(c) Except as otherwise provided in the Plan, to participate in the Plan for a particular offering period, the Eligible Employee must complete and submit enrollment and payroll deduction authorization or other forms prescribed by the Plan Administrator in accordance with enrollment procedures prescribed by the Plan Administrator (which may include accessing the website designated by the Company and electronically enrolling and authorizing payroll deductions or completing other forms) on or before the Offering Date for the applicable offering period. No enrollment may occur while a trading prohibition exists under the Company’s Insider Trading Policy. Unless otherwise specified by the Plan Administrator, once an Eligible Employee timely submits the properly completed enrollment forms, the Eligible Employee’s participation in the Plan will automatically remain in effect from one offering period to the next in accordance with the Eligible Employee’s payroll deduction authorization (including the Eligible Employee’s designated rate of payroll deduction) unless and until such Eligible Employee withdraws from the Plan or ceases to be an Eligible Employee, changes the rate of the Eligible Employee’s payroll deduction or the Eligible Employee’s employment status changes.

Section 7. Payroll Deductions

(a) Except to the extent otherwise determined by the Plan Administrator, payment for Shares purchased under the Plan shall be effected by means of the Participant’s authorized payroll deduction. The payroll deductions authorized by the Participant for purposes of acquiring Shares under the Plan may be a flat dollar amount, which amount shall not be less than five dollars

(US$5.00), or any multiple of one percent (1%) of the Base Salary paid to the Participant during each Purchase Period within such offering period, up to a maximum of the lesser of twenty-five thousand dollars (US$25,000) and ten percent (10%) of the Base Salary unless the Plan Administrator establishes a different maximum percentage prior to the Offering Date of the applicable offering period (subject to the limitations set forth in the Plan). The deduction rate so authorized shall continue in effect for the entire offering period except as otherwise provided in the Plan and for changes effected in accordance with the following guidelines:

(i) The Participant may, at any time during the offering period, reduce the Participant’s rate of payroll deduction to become effective as soon as possible after submitting the appropriate form with the Plan Administrator. Subject to applicable law, the Participant may not, however, effect more than one such reduction per Purchase Period;

(ii) The Participant may at any time reduce the Participant’s rate of payroll deduction under the Plan to zero percent (0%). Such reduction shall become effective as soon as possible after submitting the appropriate form with the Company. The Participant’s existing payroll deductions shall be applied to the purchase of Shares on the next scheduled Purchase Date unless the Participant’s participation in the Plan has terminated in accordance with Section 8(g); and

(iii) The Participant may, at any time during the offering period, increase the rate of the Participant’s payroll deduction (up to the maximum percentage limit for that offering period) to become effective for the next offering period. The Participant may not, however, effect more than one such increase per offering period, provided that a Participant may not proceed with any of the foregoing while a trading prohibition exists under the Company’s Insider Trading Policy.

(b) Except as otherwise provided in the Plan, payroll deductions shall begin on the first pay day administratively feasible following the Offering Date and shall (unless sooner terminated by the Participant or the Participant ceases to be an Eligible Employee) continue through the pay day ending with or immediately prior to the last day of the offering period. The payroll deductions collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account unless otherwise required by the terms governing that offering period. Unless the Plan Administrator determines otherwise prior to the start of the applicable offering period, the amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

(c) Payroll deductions collected in a currency other than U.S. Dollars shall be converted into U.S. Dollars on the last day of the Purchase Period in which collected, with such conversion to be based on an exchange rate determined by the Plan Administrator in its sole discretion. Any changes or fluctuations in the exchange rate at which the payroll deductions collected on the Participant’s behalf are converted into U.S. Dollars on each Purchase Date shall be borne solely by the Participant.

(d) Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right or eligibility in accordance with the provisions of the Plan.

(e) The Participant’s acquisition of Shares under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Shares on any subsequent Purchase Date, whether within the same or a different offering period.

Section 8. Purchase Rights

(a) Grant of Purchase Right. A Participant shall be granted a separate purchase right for each offering period in which the Participant participates. The purchase right shall be granted on the Participant’s Offering Date. The purchase right shall provide the Participant with the right to purchase Shares on the Purchase Date upon the terms set forth below.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Section 424(d) of the Code) or hold outstanding options or other rights to purchase, shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or any Subsidiary.

(b) Exercise of the Purchase Right. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and Shares shall accordingly be purchased on behalf of each Participant (other than any Participants whose payroll deductions have previously been refunded in accordance with the Section 8(g) below) on such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions for the Purchase Period on the applicable Purchase Date to the purchase of whole Shares (subject to the limitation on the maximum number of Shares purchasable per Participant on any one Purchase Date) at the purchase price in effect for the Participant for that Purchase Date. Unused payroll deductions remaining in a Participant’s account at the end of a Purchase Period by reason of the inability to purchase a fractional share shall be carried forward to the next Purchase Period.

(c) Purchase Price. Effective with the initial Purchase Period commencing following the Effective Date and until such time as otherwise determined by the Plan Administrator, the purchase price per Share at which Shares will be purchased on the Participant’s behalf on each Purchase Date shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per Share on the Offering Date of the applicable Purchase Period or (ii) the Fair Market Value per Share on the Purchase Date of the applicable Purchase Period. Notwithstanding the foregoing, the Plan Administrator may, prior to the start of any offering period, establish a higher purchase price per Share for that offering period.

(d) Number of Purchasable Shares. The number of Shares purchasable by a Participant on each Purchase Date during the particular offering period in which the Participant is enrolled shall be the number of Shares obtained by dividing the amount collected from the Participant through payroll deductions during the offering period ending with that Purchase Date by the purchase price in effect for that Purchase Date. However, the maximum number of Shares purchasable per Participant on any one Purchase Date shall be governed by the limitations set forth in the Plan, as adjusted periodically in the event of certain changes in the Company’s capitalization. In addition, prior to the start of an offering period, the Plan Administrator shall determine the maximum number of Shares purchasable in total by all Participants on any one Purchase Date during that offering period and the maximum number of Shares purchasable in total by all Participants during that offering period, subject to periodic adjustments in the event of certain changes in the Company’s capitalization. These limitations shall apply for each subsequent offering period, unless otherwise determined by the Plan Administrator.

(e) Excess Payroll Deductions. Any payroll deductions not applied to the purchase of Shares on any Purchase Date by reason of any limitation on the maximum number of Shares purchasable by the Participant on the Purchase Date (whether such limitation is pursuant to Section 8(d), Section 9(a) or otherwise) shall be promptly refunded.

(f) Suspension of Payroll Deductions. In the event that a Participant is, by reason of the accrual limitations set forth in the Plan, precluded from purchasing additional Shares on one or more Purchase Dates during the offering period in which the Participant is enrolled, then no further payroll deductions for that offering period shall be collected from such Participant with respect to those Purchase Dates. Such suspension of payroll deductions shall not terminate the Participant’s purchase right for the offering period in which the Participant is enrolled, and the Participant’s payroll deductions shall automatically resume on behalf of such Participant once the Participant is again able to purchase Shares during that offering period in compliance with the accrual limitations set forth in the Plan. All refunds shall be in the currency in which paid by the Company or applicable Subsidiary.

(g) Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

(i) A Participant may, no later than fifteen (15) days (or such other period as determined by the Plan Administrator) prior to a Purchase Date for an offering period, terminate the Participant’s outstanding purchase right by submitting the prescribed form in accordance with procedures prescribed by the Plan Administrator (which may include accessing the website designated by the Company and electronically electing to withdraw). Any payroll deductions collected during the Purchase Period in which such termination occurs shall, at the Participant’s election, be immediately refunded (in the currency in which paid by the Company or applicable Subsidiary) or held for the purchase of Shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the Purchase Period in which such termination occurs shall be refunded (in the currency in which paid by the Company or applicable Subsidiary) to the Participant as soon as possible.

(ii) The Participant’s termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (in accordance with procedures prescribed by the Plan Administrator) on or before the Offering Date for that offering period.

(iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status, compensation or position) while the Participant’s purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Period in which the purchase right so terminates shall be immediately refunded in the currency in which paid by the Company or applicable Subsidiary. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then all the payroll deductions collected to date on the Participant’s behalf for that Purchase Period shall be held for the purchase of Shares on the Participant’s behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service (x) within three (3) months following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant is provided with reemployment rights by statute or contract, the Participant’s payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan in accordance with the procedures prescribed herein prior to the Participant’s return. An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period above will be treated as a new employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (in accordance with procedures prescribed by the Plan Administrator) in order to participate in an offering period, on or before and the applicable Offering Date for such offering period.

(h) Proration of Purchase Rights. Should the total number of Shares that are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of Shares then available for issuance under the Plan, the Plan Administrator shall make a pro rata allocation of the available Shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Shares prorated to such individual, shall be refunded.

(i) Change of Control. Subject to the Board determining otherwise, in the event that a Change of Control occurs during an offering period, each outstanding purchase right will terminate as of a date prior to the effective date of the Change of Control and all payroll deductions of each Participant accumulated for the Purchase Period in which such Change of Control occurs (and not previously applied to the purchase of Shares) shall be refunded to the Participant and no new offering period shall be initiated following the announcement of such Change of Control.

(j) ESPP Brokerage Account. The Plan Administrator shall have the discretionary authority to require that the Shares purchased on behalf of each Participant be deposited directly into a brokerage account, which the Company shall establish for the Participant at a Company-designated brokerage firm (the “ESPP Brokerage Account”). Except as otherwise provided below, the deposited Shares may not be transferred (either electronically or in certificate form) from the ESPP Brokerage Account until the later of the following two periods: (i) the end of the two (2)-

year period measured from the Offering Date of an applicable offering period during which the Shares were purchased and (ii) the end of the one (1)-year measured from the actual purchase date of those Shares. Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. Any Shares held for the required holding period may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

The foregoing procedures shall not in any way limit when the Participant may sell the Participant’s Shares. Those procedures are designed solely to assure that any sale of Shares prior to the satisfaction of the required holding period is made through the ESPP Brokerage Account. In addition, the Participant may request a share certificate or Share transfer from the Participant’s ESPP Brokerage Account prior to the satisfaction of the required holding period should the Participant wish to make a gift of any Shares held in that account. However, Shares may not be transferred (either electronically or in certificate form) from the ESPP Brokerage Account for use as collateral for a loan, unless those Shares have been held for the required holding period.
The foregoing procedures shall apply to all Shares purchased under the Plan by each Participant, whether or not the Participant continues in Eligible Employee status.

(k) Assignability. During the Participant’s lifetime, the purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant (other than by will or the laws of descent).

(l) Shareholder Rights. A Participant shall have no shareholder rights with respect to the Shares subject to the Participant’s outstanding purchase right until the Shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased Shares.

(m) Withholding Taxes. The Company’s obligation to deliver Shares upon exercise of a purchase right under the Plan shall be subject to the satisfaction of all income, employment and payroll taxes, social insurance, national insurance contributions and other contributions, levies, payment on account obligations or other payments required to be collected, withheld or accounted for in connection with the purchase right.

Section 9. Accrual Limitations

(a) No Participant shall be entitled to accrue rights to acquire Shares pursuant to any purchase right outstanding under the Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Shares accrued under any other purchase right granted under the Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or any Subsidiary, would otherwise permit such Participant to purchase more than twenty-five thousand dollars (US$25,000) worth of shares of the Company or any Subsidiary (determined on the basis of the Fair Market Value per Share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

(b) For purposes of applying such accrual limitations, the following provisions shall be in effect:

(i) The right to acquire Shares under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period for which such right remains outstanding.

(ii) No right to acquire Shares under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year that the right to acquire Shares under one (1) or more other purchase rights at a rate equal to twenty-five thousand dollars (US$25,000) worth of Shares (determined on the basis of the Fair Market Value per Share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

(c) If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular offering period, then the payroll deductions that the Participant made during that offering period with respect to such purchase right shall be promptly refunded.
(d) In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan, or any instrument issued thereunder, the provisions of this Article shall be controlling.

Section 10. Effective Date and Term of the Plan

(a) The Plan became effective on the Effective Date.

(b) Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the date on which all Shares available for issuance under the Plan have been sold pursuant to purchase rights exercised under the Plan or (ii) the date on which all purchase rights are exercised in connection with a Change of Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following its termination.

Section 11. Amendment of the Plan

The Board may alter or amend the Plan at any time; provided, however, that no alteration or amendment may occur while a trading prohibition exists under the Company’s Insider Trading Policy and provided further that the Board shall not alter or amend the Plan without shareholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements.

Section 12. General Provisions

(a) All costs and expenses incurred in the administration of the Plan shall be paid by the Company; however, each Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any Shares purchased under the Plan.

(b) Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Subsidiary for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

(c) The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions outside the United States or Canada. The Board shall establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Plan Administrator’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and no Participating Company shall be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.

(d) The validity, construction, interpretation and effect of the Plan and offerings and rights issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, without giving effect to the conflict of laws provisions thereof.

Section 13. Provisions for Foreign Participants.

(a) The Plan Administrator may establish subplans, addenda or procedures under the Plan and any enrollment agreement or take any other necessary or appropriate action to address applicable law, including (i) differences in laws, rules, regulations or customs of such jurisdictions with respect to tax, securities, currency, employee benefit or other matters, (ii) listing and other requirements of any non-U.S. securities exchange and (iii) any necessary local governmental or regulatory exemptions or approvals.

(b) By participating in the Plan or accepting any rights under it, each Participant consents to the collection and processing of personal data relating to the participant so that the Company and its Subsidiaries can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and Shares offered or received, purchased or sold under the Plan from time to time and other appropriate financial and other data about the Participant and the Participant’s participation in the Plan.

SCHEDULE OF COUNTRY SPECIFIC TERMS

The terms of the Plan that apply to Participants who work and/or reside in the following jurisdictions shall be amended for the purposes of the Plan as set out below.

In the event of any inconsistency between the terms of this Schedule and the terms set out in the Plan, the terms of this Schedule, as applicable to the Participant, shall prevail.

Canada

Section 8 (g) (iii) of the Plan shall be amended to read:

(g)
Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status, compensation or position) while the Participant’s purchase right remains outstanding, then that purchase right shall immediately terminate on the Termination Date (as defined below), and all of the Participant’s payroll deductions for the Purchase Period in which the purchase right so terminates shall be immediately refunded in the currency in which paid by the Company or applicable Subsidiary. For the purpose of the Plan, “Termination Date” means the date on which the participant ceases to be an Eligible Employee for any reason, whether lawful or otherwise (including, without limitation, by reason of resignation, termination for cause/a serious reason, termination without cause/a serious reason, death, frustration of contract or constructive dismissal), without regard to any pay in lieu of notice (whether by lump sum or salary continuance), period for which pay in lieu of notice is payable, benefits continuance, or other termination or severance payments or benefits which the participant may then receive or be entitled to receive, including whether pursuant to contract, the common law or the Civil Code of Québec. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then all the payroll deductions collected to date on the Participant’s behalf for that Purchase Period shall be held for the purchase of Shares on the Participant’s behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service (x) within three (3) months following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant is provided with return to work or reemployment rights by applicable laws or contract, the Participant’s payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior in accordance with the procedures prescribed herein to the Participant’s return. An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period above will be treated as a new employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (in accordance with procedures prescribed by the Plan Administrator) in order to participate in an offering period, on or before and the applicable Offering Date for such offering period.

The following term shall be added to the Plan:

Certain Exclusions. A Participant waives all and any rights to compensation or damages for the termination of the Participant’s employment with a Participating Company for any reason whatsoever (including unlawful termination of employment) insofar as those rights arise or may arise from the Participant ceasing to have rights under the Plan as a result of that termination or from the loss or diminution in value of such rights or entitlements. Nothing in the Plan or in any document executed under it will give any person any right to continue in employment or will affect the right of the Participating Company to terminate the employment of any Participant without liability at any time, with or without cause, or will impose on the Participating Company or their respective agents, employees and officers any liability in connection with the loss of a Participant’s benefits or rights under the Plan or as a result of the exercise of a discretion under the Plan for any reason as a result of the termination of the Participant’s employment.